As filed with the Securities and Exchange Commission on March 1, 1999.
                                                   Registration No. _________

               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549

                            FORM S-8
                     REGISTRATION STATEMENT
                              Under
                   THE SECURITIES ACT OF 1933

                    Smith Corona Corporation
       (Exact name of issuer as specified in its charter)

    Delaware                                    51-0286862
(State of Incorporation)            IRS Employer Identification No.)

                    SMITH CORONA CORPORATION
                      STOCK INCENTIVE PLAN

                        Martin D. Wilson
             Senior Vice President, Chief Financial
                 Officer and Assistant Secretary
                    Smith Corona Corporation
                     839 NYS Route 13 South
                          P.O. Box 2090
                       Cortland, NY  13045
                         (607) 753-6011
    (Name, address and telephone number of agent for service)

                           Copies to:
               Winthrop, Stimson, Putnam & Roberts
                      695 East Main Street
                Stamford, Connecticut 06904-6760
                         (203) 348-2300
               Attention:  G. William Sisley, Esq.

                 CALCULATION OF REGISTRATION FEE

                                                    Proposed Maximum   Proposed Maximum    Amount of
                                       Amount to be    Offering Price Per Aggregate Offering  Registration
                                       Registred        Share(1)           Price(1)            Fee(1)
Title of Securites to be Resistered
Common Stock, par value $.001 per share   196,386    $4.96             $974,826.75   $336.15

(1) Of the 196,386 shares available pursuant to the exercise of options under the Plan, as of the date hereof, options with respect to an aggregate of 147,738 shares have been issued, and options with respect to an aggregate of 48,648 shares remain available for the grant of future awards. The proposed maximum offering price listed above has been determined pursuant to Rule 457(c) and Rule 457(h) under the Securities Act of 1933, as amended, and represents the sum of (i) the aggregate exercise price of all options granted to date under the Plan plus (ii) the product of the remaining shares available under the Plan multiplied by a per share price of $1.4375 (the average price of Smith Corona Corporation Common Stock quoted on the National Association of Securities Dealers Automated Quotation-SmallCap Market on February 22, 1999).



                             PART II

       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.
The following documents that have been filed by Smith Corona Corporation (the "Company") with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Securities Act") and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as applicable, are incorporated by reference herein and shall be deemed to be a part hereof:

1. The Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1998 filed on September 28, 1998
(File No. 001-10281).

2. The Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended September 30, 1998 filed on November 13,1998 (File
No. 001-10281) and December 31, 1998 filed on February 12, 1999
(File No. 001-10281).

3.   The Company's Current Reports on Form 8-K filed on August 3,
1998 (File No. 001-10281) and September 29, 1998
(File No. 001-10281).

4. Description of the Company's capital stock incorporated by reference into the Company's Registration Statement on Form 8-A filed on January 30, 1997 pursuant to the Exchange Act
(File No. 000-22079), including any amendment or report filed for the purpose of updating such description.

All documents, filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this registration statement and made a part hereof from their respective dates of filing (such documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents"); provided, however, that the documents enumerated above or subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act in each year during which the offering made by this registration statement is in effect prior to the filing with the Commission of the Company's Annual Report on Form 10-K covering such year shall not be Incorporated Documents or be incorporated by reference in this registration statement or be a part hereof from and after the filing of such Annual Report on Form 10-K.
Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.   Description of Securities.
The Common Stock being registered hereunder has been registered pursuant to Section 12 of the Exchange Act and a description of the Common Stock is incorporated by reference to the Company's Registration Statement on Form 8-A filed on January 30, 1997 pursuant to the Exchange Act.

Item 5.   Interests of Named Experts and Counsel.
The legality of the Common Stock offered pursuant to this registration statement has been passed upon for the Company by Winthrop, Stimson, Putnam & Roberts. Mr. G. William Sisley, a partner in Winthrop, Stimson, Putnam & Roberts has been Secretary of the Company since 1989.
Item 6.   Indemnification of Directors and Officers.

Article VIII of the Company's Restated Certificate of
Incorporation permits the indemnification of officers and directors under certain circumstances to the full extent that such indemnification may be permitted by law.

Such rights of indemnification are in addition to, and not in limitation of, any rights to indemnification to which any officer or director of the Company is entitled under Section 145 of the Delaware General Corporation Law which makes provision for the indemnification of officers and directors in terms sufficiently broad to indemnify officers and directors of the Corporation under certain circumstances from liabilities (including reimbursement for expenses incurred) arising under the Securities Act.

The Company also maintains directors' and officers' liability insurance coverage which insures directors and officers of the Company against certain losses arising from claims made, and for which the Company has not provided reimbursement, by reason of their being directors and officers of the Company or its subsidiaries.

Item 7.   Exemption from Registration Claimed.

Not applicable.

Item 8.   Exhibits.

See Exhibit Index on page 7.

Item 9.   Undertakings.
(1)  The Company hereby undertakes:

(a) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs
(1)(a)(i) and (1)(a)(ii) do
not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13(a) or Section 15(d) of the 1934 Act that are incorporated by reference in the registration statement.

(b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(2) The Company hereby undertakes that, for the purpose of determining any liability under the Securities Act, each filing of the issuer's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act of (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at the time shall be deemed to be the initial bona fide offering hereof.

(3) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the above-mentioned provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cortland and the State of New York, on March 1, 1999.

                                SMITH CORONA CORPORATION
                                /s/ Martin D. Wilson
                                By:  Martin D. Wilson
                                Senior Vice President and
                                Chief Financial Officer and
                                Assistant Secretary


POWER OF ATTORNEY
Each person whose signature appears below hereby severally constitutes and appoints John A. Bermingham and Martin D. Wilson and each of them acting singly, as his or her true and lawful attorney-in-fact and agent, with full and several power of substitution and resubstitution, to sign for him or her and in his or her name, place and stead in any and all capacities indicated below, the registration statement on Form S-8 filed herewith and any and all pre-effective and post-effective amendments and supplements to the said registration statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary fully to all intents and purposes as he or she might or could do in person hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated below.
/s/ John A. Bermingham       President and Chief   March 1, 1999
John A. Bermingham           Executive
                             Officer (Principal
                             Executive
                             Officer) and
                             Director

/s/ Jerome A. Colletti       Director              March 1, 1999
Jerome A. Colletti

/s/ William J. Morgan        Director              March 1, 1999
William J. Morgan

/s/ Michael J. Murray        Director              March 1, 1999
Michael J. Murray

/s/ Peter N. Parts           Director/Chairman     March 1, 1999
Peter N. Parts               of the Board

/s/ Dr. Richard N. Rosett    Director              March 1, 1999
Dr. Richard N. Rosett

/s/ Martin D. Wilson         Senior Vice           March 1, 1999
Martin D. Wilson             President,
                             Chief Financial
                             Officer and
                             Assistant Secretary
                             (Principal Financial
                             and Accounting
                             Officer)





Exhibit Index
Exhibit No.    Description
4(a)           Restated Certificate of Incorporation of the
               Company (incorporated by reference to Exhibit
               3.1 to the Company's Form 8-K Current Report
               dated February 28, 1997 (File No. 1-10281)).
4(b)           Certificate of Designation, Preferences and
               Rights of Preferred Stock, Series A
               (incorporated by reference to Exhibit 3.2 to
               the Company's Form 8-K Current Report dated
               February 28, 1997 (File No. 1-10281)).
4(c)           By-Laws of the Company (incorporated by
               reference to Exhibit 3.3 to the Company's Form
               8-K Current Report dated February 28, 1997
               (File No. 1-10281)).
4(d)           Rights Agreement between the Company and Marine
               Midland Bank, as Rights Agent, dated as of
               February 28, 1997 (incorporated by reference to
               Exhibit 4.1 to the Company's Form 8-K Current
               Report dated February 28, 1997 (File No.
               10281)).
4(e)           Warrant Agreement between the Company and
               Marine Midland Bank, as Warrant Agent, dated as
               of February 28,1997 (incorporated by reference
               to Exhibit 4.2 to the Company's Form 8-K
               Current Report dated February 28, 1997 (File
               No. 1-10281)).
5              Opinion of Winthrop, Stimson, Putnam & Roberts
               as to the legality of the Company's Common
               Stock.
23(a)          Consent of Winthrop, Stimson, Putnam & Roberts
               (included in the Opinion filed as Exhibit 5
               hereto).
23(b)          Consent of Deloitte & Touche LLP.
24             Power of Attorney is included as part of the
               registration statement.
99(a)          Smith Corona Corporation Stock Incentive Plan
               (incorporated by reference to exhibit 10.18 to the Company's Form 10-K Annual Report dated
               September 28, 1998 (File No. 1-10281).






                 SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C.  20549

                         __________________


                              EXHIBITS

                             filed with

                       Registration Statement

                                on

                             Form S-8

                              under

                     The Securities Act of 1933

                        ___________________


                      Smith Corona Corporation
                       Stock Incentive Plan


                     Smith Corona Corporation
         (Exact name of registrant as specified in its charter)